Exhibit 10.1

Conformed Copy

THIRD AMENDMENT

TO

CREDIT AGREEMENT

dated as of

NOVEMBER 17, 2017

among

MURPHY OIL CORPORATION,

MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL,

and

MURPHY OIL COMPANY LTD.,

as Borrowers

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

THIRD Amendment to Credit Agreement

THIS THIRD Amendment to Credit Agreement (this “Third Amendment”) dated as of November 17, 2017 is among MURPHY OIL CORPORATION, a Delaware corporation (the “Company”), MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL (“Expro-Intl.”), a Delaware corporation, MURPHY OIL COMPANY LTD., a Canadian corporation (“MOCL” and, together with the Company and Expro-Intl., collectively, the “Borrowers”); the undersigned Guarantors; JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders (including the New Lenders (as defined below)) and Issuing Banks.

R E C I T A L S

A.       The Borrowers, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of August 10, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrowers.

B.       The Borrowers have requested and the undersigned Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein.

C.       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.           Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement (as amended hereby). Unless otherwise indicated, all references to Sections and Articles in this Third Amendment refer to Sections and Articles of the Credit Agreement.

Section 2.           Amendments to Credit Agreement.

2.1       Amendments to Cover Page. The Cover Page of the Credit Agreement is hereby amended by replacing each of the references to “BNP PARIBAS,” and “BNP PARIBAS SECURITIES CORP.,” with references to “EXPORT DEVELOPMENT CANADA”.

2.2       Amendment to Preamble. The preamble of the Credit Agreement is hereby amended by replacing the reference to “BNP Paribas,” with “Export Development Canada,”.

2.3       Amendments to Section 1.01.

(a)       Each of the following defined terms is hereby added to Section 1.01 where alphabetically appropriate, to read as follows:

“Canam Cash Amount” means, on the last day of any fiscal quarter of the Company, an amount equal to the aggregate amount of all cash, cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper and Permitted Investments, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Excluded Canam Entities on such day (net of any such amounts that have been reserved since July 1 of the then current fiscal year for the purpose of funding the principal and interest payments due on or before the following June 30 in respect of the Effective Date Canam Intercompany Obligations required to be made pursuant to the terms of the Effective Date Canam Intercompany Note).

“Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.20(a).

“New Lender” has the meaning assigned to such term in Section 2.20(a).

“Notice of Commitment Increase” has the meaning assigned to such term in Section 2.20(b).

(b)       Each of the following defined terms is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means, for any day, with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth in the following grid under the caption “ABR Spread”, “Eurodollar Spread” or “Facility Fee Rate”, as the case may be, determined by reference to the Consolidated Leverage Ratio as of the last day of the fiscal quarter or fiscal year of the Company, as applicable, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d):

Level	Consolidated Leverage Ratio	Facility Fee Rate	Eurodollar Spread	ABR Spread	All-In Drawn
I	< 1.0 to 1.0	0.300%	2.00%	1.00%	2.30%
II	≥ 1.0 to 1.0 but < 2.00 to1.00	0.350%	2.75%	1.75%	3.10%

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III	> 2.00 to 1.00 but < 3.00 to 1.00	0.400%	3.25%	2.25%	3.65%
IV	> 3.00 to 1.00	0.500%	3.75%	2.75%	4.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 5.01(d); provided, however, that if the financial statements and the related Compliance Certificate are not delivered to the Administrative Agent when due in accordance with Section 5.01(a), Section 5.01(b) or Section 5.01(d), respectively, then Level IV of the above grids, as applicable to such Lender, shall apply in respect of Loans and the facility fees payable hereunder until the date on which such financial statements and the related Compliance Certificate are delivered to the Administrative Agent.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined during the term of this Agreement that the Consolidated Leverage Ratio set forth in any Compliance Certificate delivered for any period is inaccurate for any reason and the result thereof is that the applicable Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Consolidated Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the affected period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Leverage Ratio for such affected period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Section 2.12(a), Section 2.12(b), Section 2.12(c), Section 2.11(a) and Section 2.11(b) as a result of the miscalculation of the Consolidated Leverage Ratio shall be deemed to be due and payable under the relevant provisions of Section 2.12(a), Section 2.12(b), Section 2.12(c), Section 2.11(a) and Section 2.11(b), as applicable, at the time the interest or fees for such affected period were required to be paid pursuant to said Sections on the same basis as if the Consolidated Leverage Ratio had been accurately set forth in such Compliance Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.12(c), in accordance with the terms of this Agreement) and shall be due and payable on the date of such subsequent determination.

“Collateral Trigger Event” occurs if the Consolidated Leverage Ratio for the period of twelve consecutive months ending on the last day

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of any fiscal quarter of the Company ending on or after March 31, 2017, exceeds 3.50 to 1.00.

“Domestic Liquidity” means, as of any date of determination, the sum of (a) the unused total Commitments on such date plus (b) the aggregate amount of Unrestricted Cash of the Company and the Guarantors that are (i) Domestic Subsidiaries or (ii) Canadian Subsidiaries on such date plus (c) cash or Permitted Investments of Canam that would not appear as “restricted” on its balance sheet on such date, in an aggregate amount not to exceed $100,000,000 (it being understood that cash or Permitted Investments subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted”, and cash or Permitted Investments restricted in favor of the Administrative Agent or any Lender shall be deemed not “restricted”) minus (d) the aggregate principal amount of all Indebtedness of the Company and the Subsidiaries that by its terms matures within 365 days from such date.

“Issuing Bank” means (a) each of (i) JPMorgan Chase Bank, N.A., (ii) Bank of America, N.A., (iii) DNB Bank ASA, New York Branch, (iv) Wells Fargo Bank, National Association, (v) The Bank of Tokyo Mitsubishi UFJ, Ltd. and (vi) The Bank of Nova Scotia and (b) any other Lender acceptable to the Administrative Agent and the Company that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank’ shall be deemed to be a reference to the relevant Issuing Bank.

“Lead Arrangers” means JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Effective Date), DNB Markets, Inc., Wells Fargo Securities, LLC, Export Development Canada, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and The Bank of Nova Scotia, in their respective capacities as co-lead arrangers and joint bookrunners hereunder.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of

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Credit hereunder. The initial amount of the Letter of Credit Commitment (a) for each of (i) JPMorgan Chase Bank, N.A., (ii) Bank of America, N.A., (iii) DNB Bank ASA, New York Branch, (iv) Wells Fargo Bank, National Association, (v) The Bank of Tokyo-Mitsubishi UFJ, Ltd. and (vi) The Bank of Nova Scotia, is $28,571,430, and (b) for any other Lender that is an Issuing Bank, is the amount agreed to in writing by such Issuing Bank as its Letter of Credit Commitment hereunder; or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; provided that the total Letter of Credit Commitments shall not exceed $250,000,000.

“Maturity Date” means August 17, 2021; provided that if such date is not a Business Day, then the “Maturity Date” shall be the Business Day immediately preceding such date.

(c)       Each of the following defined terms is hereby deleted in its entirety: “Canam Excess Cash Amount” and “Canam Quarterly Working Capital Amount”.

(d)       The definition of “Alternate Base Rate” is hereby amended by adding the following sentence at the end thereof: “If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.”

2.4       Amendment to Section 2.08(d). Section 2.08(d) is hereby amended and restated in its entirety to read as follows:

(d)       If, on any date when the total Commitments exceeds $1,000,000,000, the Company or any Subsidiary shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then the total Commitments shall be reduced automatically (without any further action) by an amount equal to 100% of such Net Cash Proceeds; provided that (i) no such reduction shall be required under this Section 2.08(d) with respect to any Asset Sale of Oil and Gas Properties or the Equity Interests in Subsidiaries owning Oil and Gas Properties, the Net Cash Proceeds of which from all such Asset Sales since the Effective Date does not exceed $250,000,000 in the aggregate; and (ii) if, after giving effect to any such reduction, the total Commitments would be less than $1,000,000,000, then the total Commitments shall instead be reduced pursuant to this Section 2.08(d) by an amount necessary (up to the amount of such Net Cash Proceeds) so that after giving effect to such reduction, the total Commitments equal $1,000,000,000. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

2.5       Amendment to Section 2.13. Section 2.13 is hereby amended and restated in its entirety to read as follows:

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2.13       Alternate Rate of Interest.

(a)           If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)       the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)       the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)           If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.

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Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

2.6     Amendment to Article II. Article II is hereby amended by adding a new Section 2.20 thereto to read as follows:

Section 2.20 Commitment Increase.

(a)       Subject to the terms and conditions set forth herein, the Company shall have the right from time to time to cause an increase in the total Commitments of the Lenders (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder (each, a “New Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided that (i) both before and immediately after giving effect to such Commitment Increase, no Default or Event of Default shall have occurred and be continuing as of the effective date of such Commitment Increase (such date, the “Commitment Increase Date”), (ii) no such Commitment Increase shall be in an amount less than $10,000,000, (iii) the aggregate amount of all such Commitment Increases shall not exceed $250,000,000, and after giving effect to all such Commitment Increases, the total Commitments shall not exceed $1,350,000,000, (iv) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion) and (v) each New Lender and any increase in the Commitment of an existing Lender pursuant to any Commitment Increase shall be subject to the prior written consent of the Administrative Agent and each Issuing Bank (each such consent not to be unreasonably withheld or delayed).

(b)       The Company shall provide the Administrative Agent with written notice (a “Notice of Commitment Increase”) of its intention to increase the total Commitments pursuant to this Section 2.20. Each such Notice of Commitment Increase shall specify (i) the proposed Commitment Increase Date, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase, (iii) as applicable, the identity of each New Lender and/or

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existing Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective Commitments of the then existing Lenders and the New Lenders from and after the Commitment Increase Date.

(c)       On any Commitment Increase Date, the Lenders shall purchase and assume (without recourse or warranty) from the other Lenders (i) Loans, to the extent that there are any Loans then outstanding, and (ii) undivided participation interests in any outstanding LC Exposure, in each case, to the extent necessary to ensure that after giving effect to the Commitment Increase, each Lender has outstanding Loans and participation interests in outstanding LC Exposure equal to its Applicable Percentage of the total Commitments. Each Lender shall make any payment required to be made by it pursuant to the preceding sentence via wire transfer to the Administrative Agent on the Commitment Increase Date. Each existing Lender shall be automatically deemed to have assigned any outstanding Loans on the Commitment Increase Date and the existing Lenders, each New Lender and the Borrowers each agree to take any further steps reasonably requested by the Administrative Agent, in each case to the extent deemed necessary by the Administrative Agent to effectuate the provisions of the preceding sentences, including, without limitation, the execution and delivery of one or more joinder or similar agreements. If, on such Commitment Increase Date, any Loans that are Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of such outstanding Loans to effectuate the provisions of this paragraph.

(d)       Each Commitment Increase shall become effective on the respective Commitment Increase Date and upon such effectiveness: (i) to the extent applicable, the Administrative Agent shall record in the Register each New Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each New Lender to the Administrative Agent on or before such Commitment Increase Date, (ii) Schedule 2.01 shall be amended and restated to set forth all Lenders (including any New Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which amended and restated Schedule 2.01 shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each New Lender) a copy of such amended and restated Schedule 2.01, and (iii) each New Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

(e)       As a condition precedent to any Commitment Increase, the Company shall deliver to the Administrative Agent (i) a certificate of a

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Responsible Officer of the Company dated as of the Commitment Increase Date certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such Commitment Increase and certifying that, before and after giving effect to such Commitment Increase, (A) the representations and warranties contained in this Agreement made by the Borrowers are true and correct on and as of the Commitment Increase Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (B) no Default or Event of Default exists or will exist as of the Commitment Increase Date, and (ii) any legal opinions, certificates and/or other documents reasonably requested by the Administrative Agent in connection with the Commitment Increase.

2.7      Amendment to Section 5.10(a). Section 5.10(a) is hereby amended and restated in its entirety to read as follows:

(a)       On or before March 1st and September 1st of each year, commencing March 1, 2017, the Company shall furnish to the Administrative Agent and the Lenders a Reserve Report, in form and substance consistent with the requirements set forth in the definition thereof, evaluating the Proved Reserves of the Company and its Subsidiaries as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall, in each case, (i) if a Collateral Trigger Event has occurred on or prior to September 30th of the immediately preceding year, be either prepared by one or more Approved Petroleum Engineers, or by or under the supervision of the chief engineer of the Company and audited by one or more Approved Petroleum Engineers (any such January 1 Reserve Report audited by one or more Approved Petroleum Engineers, an “Audited Annual Reserve Report”) or (ii) if a Collateral Trigger Event has not occurred on or prior to September 30th of the immediately preceding year, be prepared by or under the supervision of the chief engineer of the Company who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. The July 1 Reserve Report of each year shall, in each case, be prepared by or under the supervision of the chief engineer of the Company who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. If the Company elects to furnish an Audited Annual Reserve Report, then the scope of the audit of such Audited Annual Reserve Report (any such Annual Audited Reserve Report, the “Subject Reserve Report”), as applicable, must cover at least 70% of the value of the Proved Reserves evaluated in the Subject Reserve Report and in the event that that the Company has elected to furnish an Audited Annual Reserve Report for (i) the immediately preceding year (the “Last Year”) and/or (ii) the year

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immediately preceding the Last Year (the “Year Before Last Year”), then the scope of the audit of the Subject Reserve Report must, in addition to complying with the minimum 70% requirement set forth above, cover (A) if an Audited Annual Reserve Report has been delivered for the Last Year but not for the Year Before Last Year, at least 50% of the value of the Proved Reserves that were included in, but not audited in connection with, the Audited Annual Reserve Report for such Last Year and (B) if an Audited Annual Reserve Report has been delivered for both the Last Year and the Year Before Last Year, all Proved Reserves that were included in, but not audited in connection with, either the Audited Annual Reserve Report for such Year Before Last Year or the Audited Annual Reserve Report for such Last Year.

2.8      Amendment to Section 5.18. Section 5.18 is hereby amended and restated in its entirety to read as follows:

Section 5.18 Canam Distribution Covenant. The Company shall cause Canam to directly or indirectly transfer to one or more Loan Parties, by way of dividend, prepayment of the Effective Date Canam Intercompany Obligations or other distribution, within 30 days after (a) the last day of each of the fiscal quarters of the Company ending June 30 and December 31, an amount not less than the positive difference of (i) the Canam Cash Amount as of the last day of such fiscal quarter minus (ii) $150,000,000 and (b) the last day of each of the fiscal quarters of the Company ending March 31 and September 30, an amount not less than the positive difference of (i) the Canam Cash Amount as of the last day of such fiscal quarter minus (ii) $200,000,000. Concurrently with the consummation of each such transfer, the Company shall deliver a certificate of a Financial Officer of the Company certifying the calculation of the Canam Cash Amount (and attaching thereto reasonably detailed back-up documentation with respect thereto) for such applicable fiscal quarter.

2.9     Amendment to Section 6.01. Section 6.01 is hereby by amended by (i) deleting the word “and” at the end of clause (g), (ii) adding the word “and” at the end of clause (h) and (iii) adding the following new clause (i) to read in its entirety as follows:

(i)        Indebtedness solely in the form of letters of credit and/or letters of guaranty, including letters of credit and/or letters of guaranty issued for the benefit of counterparties under Hedging Agreements permitted pursuant to Section 6.05, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

2.10   Amendment to Section 6.02. Section 6.02 is hereby by amended by (i) deleting the word “and” at the end of clause (c), (ii) replacing the period at the end of clause (d) with a semicolon; (iii) adding the word “and” at the end of clause (d) and (iv) adding the following as new clause (e) to read in its entirety as follows:

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(e)       Guarantees by Subsidiaries of any Indebtedness permitted pursuant to Section 6.01(i).

2.11     Amendment to Section 6.14(a). Section 6.14(a) is hereby amended and restated in its entirety to read as follows:

(a)       Consolidated Leverage Ratio. The Company will not, as of the last day of any fiscal quarter of the Company, permit the Consolidated Leverage Ratio for the period of four consecutive fiscal quarters ending on such day, to exceed 4.00 to 1.00.

2.12     Amendment to Section 7.02. Section 7.02 is hereby amended by replacing the phrase “Excluded Swap Obligation” with the phrase “Excluded Guaranteed Hedging Obligation”.

2.13     Amendment to Section 10.02(b). Section 10.02(b) is hereby amended by replacing the phrase “Subject to Section 10.02(c) below” with the phrase “Subject to Section 2.13(b) and Section 10.02(c)”.

2.14     Amendment to Section 10.12. The first sentence of Section 10.12 is hereby amended by (i) deleting the word “or” at the end of clause (g), (ii) adding a comma at the end of clause (h) and (iii) adding the following at the end thereof:

or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facility established hereby or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility established hereby.

Section 3. Assignment and Reallocation of Commitments and Loans. Effective as of the Amendment Effective Date, each Lender party to the Credit Agreement immediately prior to the Amendment Effective Date (each such Lender, including, for the avoidance of doubt, the Exiting Lender, an “Existing Lender”) has, in consultation with the Borrowers, agreed to reallocate its respective Commitment, among other things, to allow BNP Paribas (the “Exiting Lender”) to sell and assign its Commitments and Loans under the Credit Agreement and allow each of ABN AMRO Capital USA LLC and Standard Chartered Bank (collectively, the “New Lenders”; and each, a “New Lender”) to become a party to the Credit Agreement as a Lender by acquiring an interest in the total Commitments (the “Assignment and Reallocation”). On the Amendment Effective Date, and after giving effect to the Assignment and Reallocation, (a) the Commitment of each Lender (including each New Lender) shall be as set forth on Schedule 2.01 attached to this Third Amendment, which Schedule 2.01 amends and restates Schedule 2.01 to the Credit Agreement in its entirety (and for the avoidance of doubt, the Commitment of the Exiting Lender shall be $0); and (b) (i) the Exiting Lender shall cease to be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and (ii) each New Lender shall become a party to the Credit Agreement, as amended by this Third Amendment, as a “Lender”, and shall have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Third Amendment, and the other Loan Documents. Each of the Administrative Agent, each Existing

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Lender (including the Exiting Lender), each Issuing Bank, each New Lender and the Borrowers hereby consents and agrees to the Assignment and Reallocation, including each New Lender’s acquisition of an interest in the total Commitments and each Existing Lender’s assignment of its Commitment to the extent effected by the Assignment and Reallocation. With respect to the Assignment and Reallocation, each Existing Lender shall be deemed to have sold and assigned its Commitment and Loans, and each Existing Lender other than the Exiting Lender and each New Lender shall be deemed to have acquired the Commitment and Loans allocated to it from each Existing Lender pursuant to the terms and conditions of the Assignment and Assumption attached as Exhibit A to the Credit Agreement (the “Assignment Agreement”), as if each Existing Lender and each New Lender had executed such Assignment Agreement with respect to the Assignment and Reallocation, pursuant to which (i) each Existing Lender other than the Exiting Lender and each New Lender shall be an “Assignee”, (ii) each Existing Lender shall be an “Assignor” and (iii) the term “Effective Date” shall be the Amendment Effective Date as defined herein. Such Assignment and Reallocation shall be without recourse to each Existing Lender and, except as expressly provided in the Assignment Agreement, without representation or warranty by such Lender. On the Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 10.04(b)(iv), including recording the Assignment and Reallocation described herein in the Register, and the Assignment and Reallocation shall be effective for all purposes of the Credit Agreement. Notwithstanding Section 10.04(b)(ii)(C), each New Lender shall not be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Assignment and Reallocation.

Section 4. Resignation of Issuing Bank.

4.1 Effective as of the Amendment Effective Date, BNP Paribas, in its capacity as an Issuing Bank (the “Resigning Issuing Bank”) hereby resigns as an Issuing Bank under the Credit Agreement and the other Loan Documents and shall have no further obligations in such capacity under the Credit Agreement and the other Loan Documents, except (a) to the extent of any obligation expressly stated in the Credit Agreement or other Loan Documents as surviving the resignation in such capacity (if any) and (b) with respect to the Letter of Credit issued by the Resigning Issuing Bank that is outstanding on the Amendment Effective Date (as set forth on Exhibit A hereto, the “Residual Letter of Credit”), which, until such Residual Letter of Credit is replaced, terminated or otherwise expired, shall remain the obligation of the Resigning Issuing Bank in accordance with its terms (in each case, without giving effect to any provisions of such Residual Letter of Credit that require, or otherwise give the Borrowers or any Subsidiary or beneficiary the right to obtain (whether automatically or by notice or agreement), any extension or renewal of such Residual Letter of Credit).

4.2 Notwithstanding anything to the contrary set forth in Section 2.05(i), the parties hereto hereby confirm that the Resigning Issuing Bank is discharged from all of its duties and obligations as an Issuing Bank under the Credit Agreement and the other Loan Documents (except (i) to the extent of any obligation expressly stated in the Credit Agreement or other Loan Document as surviving the resignation in such capacity (if any) and (ii) with respect to the Residual Letter of Credit, which, until such Residual Letter of Credit is replaced, terminated or otherwise expired, shall remain the obligation of the Resigning Issuing Bank in accordance with its terms (in each case, without giving effect to any provisions of

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such Residual Letter of Credit that require, or otherwise give the Borrowers or any Subsidiary or beneficiary the right to obtain (whether automatically or by notice or agreement), any extension or renewal of such Residual Letter of Credit).

4.3 The Borrowers and the Resigning Issuing Bank hereby agree that the Residual Letter of Credit shall not be extended or renewed (whether automatically or by notice or agreement) beyond the stated expiration date as in effect on the Amendment Effective Date.

4.4 The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth in this Agreement, the Credit Agreement or the other Loan Documents, until the Residual Letter of Credit is replaced, terminated or otherwise expired, (a) the Residual Letter of Credit shall continue to constitute a “Letter of Credit” under and as defined in the Credit Agreement and shall be subject to the terms and conditions of Section 2.05 and (b) the Resigning Issuing Bank shall continue to constitute an “Issuing Bank” under and as defined in the Credit Agreement, solely with respect to the Residual Letter of Credit. Without limiting the generality of the foregoing, (i) each Lender (for the avoidance of doubt, excluding the Exiting Lender and including the New Lenders) shall have a participation in the Residual Letter of Credit pursuant to Section 2.05(d) and (ii) the Borrowers and each Lender (for the avoidance of doubt, excluding the Exiting Lender and including the New Lenders) shall be subject to the reimbursement obligations of Section 2.05(e) with respect to any LC Disbursements in respect of the Residual Letters of Credit.

Section 5. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement) (the “Amendment Effective Date”):

5.1 The Administrative Agent, the Lenders and the Lead Arrangers shall have received all fees and other amounts due and payable to each such Person (including, without limitation, the fees and expenses of Paul Hastings LLP, as counsel to the Administrative Agent) on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers pursuant to the Credit Agreement.

5.2 The Administrative Agent shall have received from all of the Lenders (including the Exiting Lender and the New Lenders), the Issuing Banks (including the Resigning Issuing Bank) and the Obligors, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.

5.3 The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of each of Davis Polk & Wardwell LLP, as counsel for the Loan Parties, and Osler, Hosking & Harcourt LLP, as Alberta counsel for MOCL, each in form and substance satisfactory to the Administrative Agent.

5.4 Since December 31, 2016, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its

13

Subsidiaries that, taken as a whole, has had or could reasonably be expected to have, a Material Adverse Effect

5.5 The Administrative Agent shall have received (i) the audited financial statements of the Company and its Consolidated Subsidiaries for the fiscal year ended December 31, 2016 and unaudited financial statements for the fiscal quarter and portion of the fiscal year ended June 30, 2017, and (ii) financial projections and forecasts with respect to the Company and its Consolidated Subsidiaries, in each case, in form and substance reasonably satisfactory to it.

5.6 The Administrative Agent and the Lenders shall have received, and shall be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not limited to the USA PATRIOT Act.

5.7 The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Third Amendment, the other Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

5.8 The Administrative Agent shall have received a certificate of a Responsible Officer of the Company, dated as of the Amendment Effective Date, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03 of the Credit Agreement.

5.9 No Default shall have occurred and be continuing, after giving effect to the terms of this Third Amendment.

5.10 The Exiting Lender shall have received all payments pursuant to the Credit Agreement (including payments of principal, interest, fees and other amounts) due and payable to the Exiting Lender as of the Amendment Effective Date after giving effect to Section 3 of this Third Amendment.

5.11 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent is hereby authorized and directed to declare the occurrence of the Amendment Effective Date when it has received documents confirming compliance with the conditions set forth in this Section 4 or the waiver of such conditions as agreed to by the Lenders pursuant to Section 10.02(b) of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to this Third Amendment for all purposes. For purposes of determining compliance with the conditions specified in this Section 4, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

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Section 6. Miscellaneous.

6.1       Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

6.2       Ratification and Affirmation; Representations and Warranties. Each Borrower and each Guarantor (each, an “Obligor”) hereby: (a) acknowledges the terms of this Third Amendment; (b) acknowledges, ratifies and affirms its obligations and continued liability under, the Credit Agreement and the other Loan Documents to which it is party and agrees that the Credit Agreement remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (c) agrees that the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement, as amended hereby, and the term “Credit Agreement” as used in the other Loan Documents shall mean the Credit Agreement, as amended hereby and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in the Credit Agreement are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.

6.3       Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Third Amendment.

6.4       No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement AMONG the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no oral agreements between the parties.

6.5       GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT AGREEMENT OR THIS THIRD

15

AMENDMENT, OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THE CREDIT AGREEMENT OR THIS THIRD AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE CREDIT AGREEMENT OR THIS THIRD AMENDMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

6.6       Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.7       Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.8       Severability. Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWERS:

MURPHY OIL CORPORATION

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

MURPHY EXPLORATION & PRODUCTION COMPANY – INTERNATIONAL

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

MURPHY OIL COMPANY LTD.

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Treasurer

GUARANTORS:

MURPHY EXPLORATION & PRODUCTION COMPANY

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

MURPHY EXPLORATION & PRODUCTION COMPANY – USA

By:	/s/ John B. Gardner
Name:	John B. Gardner
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and Lender

By:	/s/ Jeffrey C. Miller
Name:	Jeffrey C. Miller
Title:	Vice President

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

BANK OF AMERICA, N.A., as Issuing Bank and Lender

By:	/s/ Christopher Dibiase
Name:	Christopher Dibiase
Title:	Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Bank and Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Vice President

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

DNB CAPITAL LLC, as Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Rune Nilsen, Jr.
Name:	Rune Nilsen, Jr.
Title:	Senior Vice President

DNB BANK ASA, NEW YORK BRANCH, as Issuing Bank

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Rune Nilsen, Jr.
Name:	Rune Nilsen, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Issuing Bank and Lender

By:	/s/ Todd Vaubel
Name:	Todd Vaubel
Title:	Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

THE BANK OF NOVA SCOTIA, as Issuing Bank and Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

EXPORT DEVELOPMENT CANADA, as Lender

By:	/s/ Philip Sauvé
Name:	Philip Sauvé
Title:	Senior Associate

By:	/s/ Trevor Mulligan
Name:	Trevor Mulligan
Title:	Financing Manager

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

ABN AMRO Capital USA LLC, as New Lender

By:	/s/ John Sullivan
Name:	John Sullivan
Title:	Managing Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Vice President

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

REGIONS BANK, as Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Managing Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

BANCORPSOUTH BANK, as Lender

By:	/s/ Ronald L. Hendrix
Name:	Ronald L. Hendrix
Title:	Executive Vice President

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

WHITNEY BANK, as Lender

By:	/s/ H. Elder Gwin
Name:	H. Elder Gwin
Title:	Senior Vice President

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

SIMMONS BANK, as Lender

By:	/s/ Robert L. Robinson, IV
Name:	Robert L. Robinson, IV
Title:	Community President - El Dorado

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

STANDARD CHARTERED BANK, as New Lender

By:	/s/ Daniel Mattern
Name:	Daniel Mattern
Title:	Associate Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

BNP PARIBAS, as Resigning Issuing Bank and as Exiting Lender

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

By:	/s/ Vincent Trapet
Name:	Vincent Trapet
Title:	Director

[SIGNATURE PAGE TO MURPHY OIL THIRD AMENDMENT]

Schedule 2.01

Commitments

Lender	Amount of Commitment	Percentage of Commitment
JPMorgan Chase Bank, N.A.	$110,000,000.00	10.000000000%
Bank of America, N.A.	$110,000,000.00	10.000000000%
DNB Capital, LLC	$110,000,000.00	10.000000000%
Export Development Canada	$110,000,000.00	10.000000000%
Wells Fargo Bank, National Association	$110,000,000.00	10.000000000%
The Bank of Nova Scotia	$110,000,000.00	10.000000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$110,000,000.00	10.000000000%
ABN AMRO Capital USA LLC	$50,000,000.00	4.545454545%
Capital One, National Association	$50,000,000.00	4.545454545%
Regions Bank	$50,000,000.00	4.545454545%
BancorpSouth Bank	$40,000,000.00	3.636363636%
Goldman Sachs Bank USA	$40,000,000.00	3.636363636%
Whitney Bank	$40,000,000.00	3.636363636%
Simmons Bank	$35,000,000.00	3.181818181%
Standard Chartered Bank	$25,000,000.00	2.272727272%
Total:	$1,100,000,000	100.000000000%

Exhibit A

Residual Letter of Credit

Issuing Bank	LC No.	Issue Date	Expiration Date	Face Amount	Accrual	Beneficiary	Applicant
BNP Paribas	4133373	12/16/2014	3/31/2018	£32,000,000.00	No	Trustees of the MURCO 1981 Pension Scheme	MURCO Petroleum Ltd.